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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                ________________


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                      Securities and Exchange Act of 1934

                        _______________________________

                       Date of Report: February 18, 2000

                               Pameco Corporation
             (Exact name of registrant as specified in its charter)

Georgia                              001-12837                51-0287654
------------------------------  ------------------------  ----------------------
(State or other jurisdiction    (Commission File Number)  (IRS Employer
of incorporation)                                         Identification Number)


1000 Center Place, Norcross, Georgia                             30093
---------------------------------------                   ----------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:          (770) 798-0700

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Item 5.

     On February 18, 2000, Pameco Corporation, a Georgia corporation (the "Company") and Littlejohn Fund II, L.P. ("Littlejohn Fund") and Quilvest American Equity, Ltd. ("Quilvest" and, collectively with Littlejohn Fund, the "Purchasers") signed a series of agreements (the "Transaction") pursuant to which the Purchasers have agreed to pay $35 million (the "Purchase") in exchange for shares of the Company's Series A Cumulative Pay-in-Kind Preferred Stock, par value $1.00 per share (the "Preferred Stock") and warrants to purchase additional such shares (the "Warrants"), subject to certain terms and conditions. With regard to the Purchase, Littlejohn Fund will contribute $28 million of the purchase price and Quilvest will contribute $7 million of the purchase price. The Purchasers have informed the Company that the source of the funds from which Littlejohn Fund will draw to purchase the Preferred Stock is capital to be contributed by its limited partners. Quilvest S.A. is a financial holding company that controls Quilvest Overseas Ltd. Quilvest is a subsidiary of Quilvest Overseas Ltd. and Quilvest makes direct and direct equity and debt investments in the United States. Quilvest's portion of the purchase of the Preferred Stock will be funded by liquidity made available to Quilvest from Quilvest S.A.

     Conditions to the closing of the Purchase include (i) the Company's closing and obtaining financing under a senior credit facility amounting to an aggregate of $130 million arranged by Fleet Capital Corporation (the "Credit Facility") and (ii) the Company's closing and obtaining financing under a subordinated debt agreement pursuant to which the Company will have the ability to borrow up to $20 million (the "Subdebt Facility"). The closing of each of the Purchase, Credit Facility and Subdebt Facility is conditioned on the closing of the other agreements in this sentence.

     Pursuant to the Purchase and applicable law, Littlejohn Fund's director nominees will be appointed to the Board at the closing, which will occur on the day no earlier than the day which is ten days after the date of the mailing on this Statement. In connection with the transaction, the Purchasers, the Company and certain other holders of the Company's Class B Common Stock entered into a Shareholders Agreement which will enable Littlejohn Fund to retain control of the Board so long as it beneficially owns at least 25% of the Common Stock. The Board currently has five members. Pursuant to the Shareholders Agreement, one member of the current Board, Mr. Richard A. Boarse, will resign.

     The Shareholders Agreement further requires that the Board have nine directors at all times. So long as shares of Class B Common Stock are outstanding, the Board will be composed of two persons elected by the holders of the Class A Common Stock (the "Class A Directors") and seven persons elected by the holders of the Class B Common Stock (the "Class B Directors"). Pursuant to the Shareholders Agreement, Littlejohn Fund will nominate five persons to stand for election to serve as Class B Directors, and Quilvest shall nominate one person to stand for election to serve as a Class B Director. The then existing members of the Board will nominate the remaining three directors, none of whom shall be affiliates or associates (as defined in the Securities Exchange Act o f1934, as amended, or the Georgia Business Corporation Code) of Quilvest or Littlejohn. After such time as there are no Class B shares outstanding, Littlejohn Fund will retain the right to nominate five persons to stand for election to serve as directors, Quilvest shall nominate one person to stand for election to serve as a director and the remaining three directors shall be nominated in accordance with the requirements of applicable law, and none of whom shall be affiliates or associates (as defined in the Securities Exchange Act of 1934, as amended, or the Georgia Business Corporation Code) of Quilvest or Littlejohn.

     The Transaction contemplates that the terms of the Preferred Stock ultimately will entitle holders of Preferred Stock to convert their shares of Preferred Stock into the Company's common stock, which the Company will be required to register, pursuant to certain terms and conditions, and that holders of the Preferred Stock will be entitled to vote as a class with holders of the Company's common stock. However, the New York Stock Exchange requires shareholder approval of such voting and conversion rights before they become effective because the Transaction would result in the issuance of securities convertible into more than 20% of the Company's outstanding common stock; approval by the majority of a quorum of shareholders is required for issuances of such magnitude. Accordingly, the Company will, and pursuant to the terms of the Transaction is required to, conduct a special meeting of shareholders for the purpose of voting to approve such voting and conversion rights. The Purchase is not conditioned upon the receipt of such approval. The Company is preparing proxy materials for filing and distribution and anticipates that the special meeting will occur on or about May 15, 2000.

     Pursuant to the Shareholder Agreement and other related agreements, Quilvest and other holders of the Company's Class B Common Stock, who together control more than 50% of the voting power of the Company have agreed to vote to approve the aforementioned voting and conversion rights and, in connection therewith, have granted Littlejohn Fund an irrevocable proxy. Accordingly, the approval required by the New York Stock Exchange will be obtained.

     After such shareholder approval, Littlejohn Fund will beneficially own approximately 60% of the outstanding voting securities of the Company and Quilvest will beneficially own approximately 20% often outstanding voting securities of the Company, assuming the exercise of the Warrants.

Item 7.      Exhibits.
             ---------

Exhibit No.  Description
-----------  -----------

3-1 Form of Certificate of Designation of Series A Cumulative Pay-in-Kind Preferred Shares of Pameco Corporation.

4-1 Warrant to Subscribe for and Purchase Series A Cumulative Pay-in-Kind Preferred Stock of Pameco Corporation.

10-35 Securities Purchase Agreement, dated as of February 18, 2000, by and Among Pameco Corporation, Littlejohn Fund II, L.P., and Quilvest American Equity, LTD.

10-36 Shareholders Agreement, dated as of February 18, 2000, by and Among Pameco Corporation, Littlejohn Fund II, L.P., Quilvest American Equity, LTD, and Willem F.P. de Vogel.

10-37 Registration Rights Agreement, dated as of February 18, 2000, among Pameco Corporation, Littlejohn Fund II, L.P., Quilvest American Equity, LTD and International Comfort Products Corporation USA.

10-38 Voting Agreement, dated as of February 18, 2000, by and among Littlejohn Fund II, L.P., Pameco Corporation and J. William Uhrig.

10-39 Voting Agreement, dated as of February 18, 2000, by and among Littlejohn Fund II, L.P., Pameco Corporation and Terbem Limited.

10-40        Irrevocable Proxy, dated as of February 18, 2000, from Willem F. P.
             de Vogel to Littlejohn Fund II, L.P.

10-41 Loan and Security Agreement, dated February 17, 2000, by and among Pameco Corporation, the Financial Institutions Party thereto from time to time, Fleet Capital Corporation and FleetBoston Robertson Stephens, Inc.

10-42 Securities Purchase Agreement, dated as of February 18, 2000, by and among Pameco Corporation, E.I. DuPont de Nemours and Company, Mueller Industries, Inc., International Comfort Products Corporation (USA), and Emerson Electric Co.

10-43 Note Agreement, dated as of February 18, 2000, by and among Pameco Corporation, E.I. DuPont de Nemours and Company, Mueller Industries, Inc., International Comfort Products Corporation (USA), and Emerson Electric Co.

EX-99        Press Release

                                      -2-
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              PAMECO CORPORATION

                              By  /s/ Mark S. Sellers
                                  -----------------------------------
                              Name:  Mark S. Sellers
                              Title: Vice Chairman and Chief Financial Officer

Date:  February 18, 2000

                                      -3-
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                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

3-1 Form of Certificate of Designation of Series A Cumulative Pay-in-Kind Preferred Shares of Pameco Corporation.

4-1 Warrant to Subscribe for and Purchase Series A Cumulative Pay-in-Kind Preferred Stock of Pameco Corporation.

10-35 Securities Purchase Agreement, dated as of February 18, 2000, by and Among Pameco Corporation, Littlejohn Fund II, L.P., and Quilvest American Equity, LTD.

10-36 Shareholders Agreement, dated as of February 18, 2000, by and Among Pameco Corporation, Littlejohn Fund II, L.P., Quilvest American Equity, LTD, and Willem F.P. de Vogel.

10-37 Registration Rights Agreement, dated as of February 18, 2000, among Pamceo Corporation, Littlejohn Fund II, L.P., Quilvest American Equity, LTD and International Comfort Products Corporation USA.

10-38 Voting Agreement, dated as of February 18, 2000, by and among Littlejohn Fund II, L.P., Pameco Corporation and J. William Uhrig.

10-39 Voting Agreement, dated as of February 18, 2000, by and among Littlejohn Fund II, L.P., Pameco Corporation and Terbem Limited.

10-40        Irrevocable Proxy, dated as of February 18, 2000, from Willem F. P.
             de Vogel to Littlejohn Fund II, L.P.

10-41 Loan and Security Agreement, dated February 17, 2000, by and among Pameco Corporation, the Financial Institutions Party thereto from time to time, Fleet Capital Corporation and FleetBoston Robertson Stephens, Inc.

10-42 Securities Purchase Agreement, dated as of February 18, 2000, by and among Pameco Corporation, E.I. DuPont de Nemours and Company, Mueller Industries, Inc., International Comfort Products Corporation (USA), and Emerson Electric Co.

10-43 Note Agreement, dated as of February 18, 2000, by and among Pameco Corporation, E.I. DuPont de Nemours and Company, Mueller Industries, Inc., International Comfort Products Corporation (USA), and Emerson Electric Co.

EX-99        Press Release